EXHIBIT 5.1
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November 22, 2000

Columbia Banking System, Inc.
1102 Broadway Plaza
Tacoma, WA  98402

Re:      Amendment No. 1 to Form S-8 Registration Statement

         Gentlemen:

         In connection with Amendment No. 1 to the Form S-8 Registration Statement on filed November 2000, (the "Registration Statement"), by Columbia Banking System, Inc. (the "Company") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), you have requested us to furnish our opinion as to the legality of the shares of common stock of the Company which are being registered thereunder (the "Common Stock").

         We have examined the Registration Statement, the prospectus to be delivered in accordance with Item 1 of Form S-8, the Restated Articles of Incorporation and the Bylaws of the Company, and certain records of the Company's proceedings as reflected in its minute books, and the originals, or certified, conformed or reproduction copies, of such other documents, certificates and records as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In rendering our opinion, we have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents, certificates and records submitted to us as originals, the conformity to original or certified copies of all copies submitted to us as certified or reproduction copies, the legal capacity of all natural persons executing documents, certificates and records, and the completeness and accuracy as of the date of this opinion letter of the information contained in such documents, certificates and records.

         Based on the foregoing, we are of the opinion that the Common Stock has been duly authorized, and when issued and delivered by the Company and paid for as contemplated by the Registration Statement, it will be legally and validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act.

Very truly yours,

/s/ Davis Wright Tremaine LLP

Davis Wright Tremaine LLP